BEST ENERGY SERVICES ANNOUNCES FIRST QUARTER 2009 RESULTS

Management to Host Conference Call and Webcast Tomorrow at 4:15 PM ET

HOUSTON – (PR NEWSWIRE) – May 20, 2009 – Best Energy Services, Inc. (OTCBB:BEYS), a U.S. energy production equipment and services provider, today announced its first quarter 2009 results for the three month-period ended March 31, 2009.

Highlights for the Three Months Ended March 31, 2009 Compared to the Three Months Ended April 30, 2008:

•	Total revenues were $2.83 million, a 34% decrease from $4.29 million.
o	Well service revenues declined 52% to $1.88 million from $3.87 million due largely to the general economic downturn affecting the domestic oil and gas industry.
o	Drilling service revenues climbed 175% to $829,000 from $301,000.
o	Geological service revenues, reflecting combined sales of mud logging services and housing accommodations, rose 8.6% to $120,000 from $111,000.
•	Due largely to continued cost-cutting initiatives and strict expense discipline, total operating costs and expenses decreased 34% to $3.90 million, down from $5.85 million.
o	General and administrative expenses declined 64% to $679,000 from $1.88 million. Included in the $679,000 was $353,000 of non-cash stock-based compensation.
o	Business unit operating expenses fell 58% to $540,000 from $1.28 million.
•	Net loss totaled $1.40 million, or $0.07 loss per basic and diluted share, a 68% decrease from $4.41 million, or $0.26 loss per basic and diluted share.
•	Net cash provided by Best’s operating activities totaled $1.39 million, as compared to $1.68 million in net cash used by the Company’s operating activities.

Mark Harrington, Chairman and CEO of Best Energy Services, stated, “As covered during our April conference call held to discuss our 2008 year-end results, the economic downturn in the domestic workover services market took a harsh toll starting in January of this year and has been slow to recover.  Conversely, our drilling services division enjoyed a very good first three months of this year, helping to mitigate the negative financial impact we would have otherwise suffered.  Through continued execution of our ‘Management by Competence’ initiative, our business units are closely collaborating to optimize our marketing activities and to capitalize on further increasing our market share in the regions and industries we serve.”

Continuing, Harrington said, “It should be noted that late in the first quarter, we were hampered by inclement weather in Kansas, which continued into much of April. More recently, however, we have been encouraged by several indications that point to the workover services market strengthening and our financial performance improving in the coming quarters.”

The Company will host a teleconference tomorrow, Thursday, May 21, 2009, beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the first quarter financial results, key growth strategies and other meaningful developments at Best Energy.  The conference call can be accessed via telephone by dialing toll free 1-877-941-1427 or via the web at www.BEYSinc.com.  For those unable to participate at that time, a replay of the webcast will be available for 90 days on www.BEYSinc.com.

FINANCIAL CHARTS TO FOLLOW

Best Energy Services, Inc.
Consolidated Balance Sheets
(Unaudited)

ASSETS	March 31, 2009	December 31, 2008
Current assets
Cash	$109,246	$249,330
Accounts receivable, net of allowance for doubtful accounts of $105,485 and $106,237, respectively	1,950,462	3,602,118
Prepaid and other current assets	158,083	123,053
Total current assets	2,217,791	3,974,501

Property and equipment, net	29,946,306	30,877,472
Deferred financing costs, net	194,454	-
Goodwill and other intangible assets	7,557,309	7,557,309

TOTAL ASSETS	$39,915,860	$42,409,282

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable and accrued liabilities	$221,129	$678,834
Bank overdraft	48,974	-
Current portion of accrued officer compensation	135,000	140,000
Preferred stock dividends payable	1,021,014	765,761
Current portion of loans payable	1,417,705	21,802,193
Total current liabilities	2,843,822	23,386,788

Accrued officer compensation, net of current portion	380,000	410,000
Loans payable, net of current portion	19,403,006	134,836
Deferred income taxes	8,569,508	8,708,454
TOTAL LIABILITIES	31,196,336	32,640,078

STOCKHOLDERS’ EQUITY
Series A Preferred Stock, 2,250,000 shares authorized, 1,458,592 shares issued and outstanding, at redemption value of $10 per share	14,585,920	14,585,920
Common stock, $0.001 par value per share; 90,000,000 shares authorized; 20,967,109 and 20,891,366 shares issued and outstanding, respectively	20,967	20,891
Additional paid-in capital	2,549,772	2,452,350
Retained deficit	(8,437,135)	(7,289,957)
Total stockholders’ equity	8,719,524	9,769,204
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,915,860	$42,409,282

Best Energy Services, Inc.
Consolidated Statements of Operations
For the three months ended March 31, 2009 and April 30, 2008
(Unaudited)

	Three months ended
	March 31, 2009	April 30, 2008

Revenues
Well service revenue	$1,877,389	$3,873,798
Drilling service revenue	828,559	301,087
Geological services revenue	120,411	110,842
Total revenue	2,826,359	4,285,727

Costs and expenses:
Direct cost of revenue	1,735,940	1,973,668
Business unit operating expenses	540,200	1,278,657
Depreciation and amortization	934,017	719,521
General and administrative expense	679,306	1,881,667
Total operating costs and expenses	3,889,463	5,853,513

Loss from operations	(1,063,104)	(1,567,785)

Other income (expense):
Interest income	752	19,111
Interest expense	(223,773)	(2,857,487)

Loss before provision for income taxes	(1,286,125)	(4,406,161)
Income tax	-	-
Deferred income tax benefit	138,947	-
Net loss	(1,147,178)	(4,406,161)

Preferred stock dividend	(255,254)	-
Net loss attributable to common shareholders	$(1,402,432)	$(4,406,161)

Net loss per share – basic and diluted	$(0.07)	$(0.26)

Weighted average common shares outstanding – basic and diluted	20,942,971	16,956,702

About Best Energy Services, Inc.
Based in Houston, Texas, Best Energy Services, Inc. is a leading well service, drilling and ancillary services provider to the domestic oil, gas, water and mining industries.  Through its subsidiaries, Best Well Service, Inc. and Bob Beeman Drilling Co., and its Housing Accommodations and Geological Services operations, the Company is actively engaged in supporting the exploration, production and recovery of oil, gas, water and mineral resources in Arizona, Colorado, Kansas, New Mexico, Nevada, Oklahoma, Texas, Utah and Wyoming.  For more information, please visit www.BEYSinc.com.

Certain statements contained in this press release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel – including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

FOR MORE INFORMATION, PLEASE CONTACT
Elite Financial Communications Group/Elite Media Group
Dodi B. Handy, President and CEO
407-585-1080 or via email at BEYS@efcg.net

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